UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): December 10, 2002

                         COMTEX NEWS NETWORK, INC.
     (Exact name of registrant as specified in its charter)

           New York                   0-10541               13-3055012
(State or other jurisdiction    (Commission File No.)   (I.R.S. Employer
      of incorporation)                                  Identification No.)


Registrant's telephone number, including area code:  (703) 820-2000


                                 Not Applicable
           (Former name or former address, if changed since last report)
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Item 5.        Other Events.

      On December 10, 2002, COMTEX News Network, Inc. ("Comtex") and InfoSpace, Inc. ("InfoSpace") entered into an agreement settling pending litigation between them with Comtex paying to InfoSpace the amount of $200,000.00. Pursuant to this agreement, the parties entered into mutual releases and each party denied liability to the other party.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   COMTEX NEWS NETWORK, INC.


DATE:  December 19, 2002           By:  /s/ Charles W. Terry
                                   Charles W. Terry
                                   President and Chief Executive Officer


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